Exhibit (a)(1)(iv)

Offer To Redeem For Cash

All Outstanding Shares of Class A Common Stock

of

PERSHING SQUARE TONTINE HOLDINGS, LTD.

at

$20.0113 per Share of Class A Common Stock

Pursuant to the Offer to Redeem

Dated July 8, 2021

by

PERSHING SQUARE TONTINE HOLDINGS, LTD.

THE REDEMPTION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 5, 2021, UNLESS THE REDEMPTION OFFER IS EXTENDED OR TERMINATED.

July [8], 2021

To Our Clients:

Enclosed for your consideration are the Offer to Redeem, dated July 8, 2021 (as it may be amended, supplemented or modified from time to time, the “Offer to Redeem”), and the related Letter of Transmittal (as it may be amended, supplemented or modified from time to time, the “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”) in connection with the offer by Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), to purchase and redeem all outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a price of $20.0113 per share, net to the seller in cash and without interest (the “Redemption Price”), upon the terms and subject to the conditions of the Redemption Offer.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A COMMON STOCK DO NOT TENDER THEIR SHARES OF CLASS A COMMON STOCK PURSUANT TO THE REDEMPTION OFFER.

We or our nominees are the holder of record of shares of Class A Common Stock held for your account. A redemption of such shares of Class A Common Stock can be made only by us as the holder of record and pursuant to your instructions. The Redemption Offer Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender shares of Class A Common Stock held by us for your account.

We request instructions as to whether you wish us to tender any or all of the shares of Class A Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Redeem and the Redemption Offer Letter of Transmittal.

Please note carefully the following:

1. The Redemption Price for the Redemption Offer is $20.0113 per share of Class A Common Stock, net to the seller in cash and without interest.

2. The Redemption Offer is being made for all outstanding shares of Class A Common Stock.

3. The Redemption Offer is being made pursuant to the Share Purchase Agreement, dated as of June 20, 2021 (as it may be amended, supplemented or modified from time to time, the “Share Purchase Agreement”), by and between the Company and Vivendi S.E. (“Vivendi”), a corporation (société européenne) incorporated under the laws of France, pursuant to which the Company will purchase 10% of the ordinary shares (such shares, the “UMG Shares”) of Universal Music Group B.V. (“UMG”), a private company with limited liability organized under the laws of the Netherlands, par value €10 per share and distribute those UMG Shares to its stockholders (the “Business Combination”).

4. The board of directors of the Company has unanimously: (i) approved the making of the Redemption Offer, (ii) approved the Business Combination and the Business Combination Documents (as defined in the Offer to Redeem); (iii) determined that the Business Combination is in the best interests of the Company and its stockholders; and (iv) authorized the Company to enter into the Business Combination Documents (as defined in the Offer to Redeem) and to undertake the various steps required to effectuate the Business Combination.

5. The Redemption Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on August 5, 2021, (the “Expiration Time,” unless the Company extends or earlier terminates the Redemption Offer, in which event “Expiration Time” will mean the latest time and date at which the Redemption Offer, as so extended by the Company, will expire).

6. The Redemption Offer is not conditioned on the tender of any minimum number of shares of Class A Common Stock and is not subject to any financing condition. The Redemption Offer is conditioned on (i) the aggregate price paid for the shares of Class A Common Stock purchased in the Redemption Offer not exceeding $1 billion; and (ii) the Share Purchase Agreement not having been terminated and the Company having no reason to believe that the Share Purchase (as defined in the Offer to Redeem) will not be completed pursuant thereto; and (iii) other customary conditions.

If you wish to have us tender any or all of your shares of Class A Common Stock, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Class A Common Stock, then all such shares of Class A Common Stock will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Redemption Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of shares of Class A Common Stock in any state in which the making of the Redemption Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, the Company may, in its discretion, take such action as it deems necessary to make the Redemption Offer comply with the laws of any such state and extend the Redemption Offer to holders of shares of Class A Common Stock in such state in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Redeem for Cash

All Outstanding Shares of Class A Common Stock

of

PERSHING SQUARE TONTINE HOLDINGS, LTD.

at

$20.0113 per Share of Class A Common Stock

Pursuant to the Offer to Redeem

Dated July 8, 2021

by

PERSHING SQUARE TONTINE HOLDINGS, LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Redeem, dated July [8], 2021 (as it may be amended, supplemented or modified from time to time, the “Offer to Redeem”), and the related Letter of Transmittal (as it may be amended, supplemented or modified from time to time, the “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”), in connection with the offer by Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), to purchase and redeem up to all outstanding shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), at a price of $20.0113 per share of Class A Common Stock, upon the terms and subject to the conditions of the Redemption Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares of Class A Common Stock indicated below or, if no number is indicated, all shares of Class A Common Stock held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Redemption Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for redemption of any tender of shares of Class A Common Stock made on behalf of the undersigned will be determined by the Company in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES OF CLASS A COMMON STOCK BEING TENDERED HEREBY:                                  SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 11:59 P.M., New York City time, on August 5, 2021, unless the Redemption Offer is extended.

*	Unless otherwise indicated, it will be assumed that all shares of Class A Common Stock held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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